Exhibit 99.1

SYSCO REPORTS FOURTH QUARTER and FULL YEAR 2020 RESULTS

THE COMPANY IS MAKING SUBSTANTIAL PROGRESS ON A BOLD TRANSFORMATION THAT WILL ENABLE THE COMPANY TO IMPROVE HOW IT SERVES CUSTOMERS, DIFFERENTIATE FROM COMPETITORS, AND TRANSFORM THE INDUSTRY

HOUSTON, August 11, 2020 - Sysco Corporation (NYSE: SYY) today announced financial results for its 13-week fourth fiscal quarter and its fiscal year ended June 27, 2020.

Fourth Quarter Fiscal 2020 Highlights

•	Sales decreased 42.7% to $8.9 billion

•	Gross profit decreased 47.4% to $1.6 billion; gross margin decreased 159 basis points

•	Operating income (loss) decreased 173.8% to $(531.6) million; adjusted[1] operating income (loss) decreased 104.1% to $(33.9) million

•	Earnings (loss) per share (“EPS”) decreased $2.25 to $(1.22); adjusted¹ EPS decreased $1.39 to $(0.29)

Fiscal 2020 Highlights

•	Sales decreased 12.0% to $52.9 billion

•	Gross profit decreased 13.2% to $9.9 billion; gross margin decreased 26 basis points

•	Operating income decreased 67.8% to $749.5 million; adjusted[1] operating income decreased 37.4% to $1.7 billion

•	EPS decreased $2.78 to $0.42; adjusted¹ EPS decreased $1.54 to $2.01

“I am immensely proud of the actions taken by the Sysco team to manage our business during this time of crisis, specifically led by our associates’ focus and agility when launching strategic transformational initiatives,” said Kevin Hourican, Sysco’s president and chief executive officer. “While our fourth quarter and fiscal 2020 results were significantly impacted by the COVID-19 pandemic, we quickly responded by strengthening our balance sheet, adding new and different types of customers, and strategically committing resources to plan for the eventual return of demand. Our quarterly results came in notably better than we anticipated. More importantly, we are confident that the transformational steps we are taking better position Sysco to meet the evolving needs of our customers and the marketplace as we emerge from this crisis.”

With concerted effort, we have continued to manage through the COVID-19 pandemic by leveraging our salesforce to drive incremental business and actively prepare for the return of food-away-from-home demand. As we move forward, our leadership is turning the page and deploying substantial business transformation initiatives that will improve how we serve our customers and run our business. We are also proud to continue our charitable programs by delivering 30 million meals to help fight hunger in the communities we serve.

¹

Earnings (Loss) Per Share (EPS) are shown on a diluted basis unless otherwise specified. Adjusted financial results exclude certain items, which primarily include excess bad debt expense, goodwill impairment charges, restructuring costs, transformational project costs and acquisition-related costs. Specific to EPS, this year’s Certain Items include the impact of an impairment on assets held for sale and last year’s Certain Items include the gain on the sale of Iowa Premium, LLC (“Iowa Premium”) and the impact of recognizing a foreign tax credit. Reconciliations of all non-GAAP measures are included at the end of this release.

Our customers continue to face uncertainty as COVID-19 outbreaks affect their businesses. In this challenging environment, we are utilizing our strong capabilities to help restaurant partners succeed now and into the future. With our efforts, restaurants are reshaping food-away-from-home models through our restaurant resources, which include the virtual restaurant readiness tool and the bundled restaurant operator toolkits. Our tools provide solutions associated with meal kits, safety and sanitation, contactless menus, and curbside/takeout. We are proud to highlight that we have successfully helped convert over 16,000 restaurants into food marketplaces, and we believe that restaurant operators who have partnered with Sysco are better equipped to improve their sales and profitability.

Fourth Quarter Fiscal 2020 Results

U.S. Foodservice Operations

Sales for the fourth quarter were $6.1 billion, a decrease of 42.8% compared to the same period last year. Local case volume within U.S. Broadline operations decreased 38.7% for the fourth quarter, of which a decrease of 39.4% was organic, while total case volume within U.S. Broadline operations decreased 41.5%, of which a decrease of 41.9% was organic.

Gross profit decreased 45.7% to $1.2 billion, and gross margin decreased 102 basis points to 19.1%, compared to the same period last year. Food cost inflation was relatively flat in U.S. Broadline as measured by the estimated change in Sysco’s product costs, as a result of inflationary pressure primarily in the meat category, specifically beef, offset by deflation in the poultry and frozen categories.

Operating expenses decreased $196.3 million, or 14.9%, compared to the same period last year. Adjusted operating expenses decreased $323.6 million, or 24.4%, compared to the same period last year.

Operating income was $40.6 million, a decrease of $786.0 million, or 95.1%, compared to the same period last year. Adjusted operating income was $164.9 million, a decrease of $658.7 million, or 80.0%, compared to the same period last year.

International Foodservice Operations

Sales for the fourth quarter were $1.4 billion, a decrease of 53.4% compared to the same period last year. On a constant currency basis, sales for the fourth quarter were $1.4 billion, a decrease of 51.9% compared to the same period last year. Foreign exchange rates negatively affected International Foodservice Operations sales by 1.5% and total Sysco sales by 0.3% during the quarter.

Gross profit decreased 57.7% to $263.0 million, and gross margin decreased 193 basis points to 19.3%, in each case as compared to the same period last year. On a constant currency basis, gross profit decreased 56.4% to $270.9 million. Foreign exchange rates negatively affected International Foodservice Operations gross profit by 1.3% and total Sysco gross profit by 0.3% during the quarter.

Operating expenses increased $82.1 million, or 14.7%, compared to the same period last year. Adjusted operating expenses decreased $170.3 million, or 33.8%, compared to the same period last year. On a constant currency basis, adjusted operating expenses decreased $159.3 million, or 31.6%, compared to the same period last year. Foreign exchange rates positively affected International Foodservice Operations operating expense by 2.2% and total Sysco operating expense by 0.6% during the quarter.

The international segment delivered an operating loss of $377.3 million, a decrease of $440.7 million compared to the same period last year. Adjusted operating loss was $70.0 million, a decrease of $188.3 million compared to the same period last year. On a constant currency basis, adjusted operating loss was $73.1 million, a decrease of $191.4 million, or 161.8%, compared to the same period last year.

Foreign exchange rates positively affected International Foodservice Operations operating income by 2.6% and total Sysco operating income by 0.4% during the quarter.

Fiscal 2020 Results

U.S. Foodservice Operations

Sales for fiscal 2020 were $36.8 billion, a decrease of 10.9% compared to the prior year. Local case volume within U.S. Broadline operations decreased 9.6% for fiscal 2020, of which a decrease of 10.6% was organic, while total case volume within U.S. Broadline operations decreased 11.2%, of which a decrease of 11.7% was organic.

Gross profit decreased 12.1% to $7.3 billion, and gross margin decreased 25 basis points to 19.7%, compared in each case to the prior year. Food cost inflation was 1.8% in U.S. Broadline, as measured by the estimated change in Sysco’s product costs, primarily in the dairy and meat categories.

Operating expenses decreased $5.7 million, or 0.1%, compared to the prior year. Adjusted operating expenses decreased $246.5 million, or 4.7%, compared to the prior year.

Operating income was $2.0 billion, a decrease of $988.6 million, or 33.0%, compared to the prior year. Adjusted operating income was $2.2 billion, a decrease of $747.8 million, or 25.0%, compared to the prior year.

International Foodservice Operations

Sales for fiscal 2020 were $9.7 billion, a decrease of $1.8 billion, or 15.8%, compared to the prior year. On a constant currency basis, sales for fiscal 2020 were $9.9 billion, a decrease of 14.1% compared to the prior year. Foreign exchange rates negatively affected International Foodservice Operations sales by 1.7% and total Sysco sales by 0.5% during the year.

Gross profit decreased 18.3% to $2.0 billion, and gross margin decreased 60 basis points to 20.2%, in each case as compared to the prior year. On a constant currency basis, gross profit decreased 16.5% to $2.0 billion, as compared to the prior year.

Operating expenses increased $59.9 million, or 2.6%, compared to the prior year. Adjusted operating expenses decreased $190.2 million, or 9.3%, compared to the prior year. On a constant currency basis, adjusted operating expenses decreased $144.7 million, or 7.1%, compared to the prior year.

The international segment delivered an operating loss of $371.4 million, a decrease of $496.9 million compared to the prior year. Adjusted operating income was $108.0 million, a decrease of $246.8 million, or 69.6%, compared to the prior year. On a constant currency basis, adjusted operating income was $105.6 million, a decrease of $249.2 million, or 70.2%, compared to the prior year. Foreign exchange rates positively affected total Sysco operating income during fiscal 2020 by 0.1%.

Balance Sheet, Capital Spending and Cash Flow

Capital expenditures, net of proceeds from sales of plant and equipment, for fiscal 2020 were $20.3 million higher compared to the prior year.

Cash flow from operations was $1.6 billion for fiscal 2020, which was $792.5 million lower compared to the prior year. Free cash flow2 for fiscal 2020 was $927.0 million, which was $812.8 million lower compared to the prior year.

[2]

Free cash flow is a non-GAAP measure that represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Reconciliations for all non-GAAP measures are included at the end of this release.

Conference Call & Webcast

Sysco will host a conference call to review the company’s fourth quarter fiscal 2020 financial results on Tuesday, August 11, 2020, at 10:00 a.m. Eastern. A live webcast of the call, accompanying slide presentation and a copy of this news release will be available online at investors.sysco.com.

Key Highlights:

	13-Week Period Ended		52-Week Period Ended
	June 27, 2020	Change	June 27, 2020	Change
Financial Comparison:
Sales	$8.9 billion	-42.7%	$52.9 billion	-12.0%
Gross profit	$1.6 billion	-47.4%	$9.9 billion	-13.2%
Gross Margin	17.66%	-159 bps	18.72%	-26 bps

GAAP:
Operating expenses	$2.1 billion	-7.1%	$9.2 billion	0.8%
Certain Items	$(497.7) million	NM	$(962.5) million	138.8%
Operating (Loss) Income	$(531.6) million	-173.8%	$749.5 million	-67.8%
Operating Margin	(6.00)%	-1065 bps	1.42%	-246 bps
Certain Items in Other expense (income), net	$(47.0) million	-170.8%	$(47.0) million	-170.8%
Net (Loss) Earnings	$(618.4) million	-215.4%	$215.5 million	-87.1%
Diluted (Loss) Earnings Per Share	$(1.22)	-218.4%	$0.42	-86.9%

Non-GAAP (1):
Operating Expenses	$1.6 billion	-26.0%	$8.2 billion	-5.6%
Operating (Loss) Income	$(33.9) million	-104.1%	$1.7 billion	-37.4%
Operating Margin	(0.38)%	-567 bps	3.24%	-131 bps
Net (Loss) Earnings	$(147.8) million	-125.8%	$1.0 billion	-44.4%
Diluted (Loss) Earnings Per Share (2)	$(0.29)	-126.4%	$2.01	-43.4%

Case Growth:
U.S. Broadline	-41.5%		-11.2%
Local	-38.7%		-9.6%

Sysco Brand Sales as a % of Cases:
U.S. Broadline	38.46%	-2 bps	38.48%	39 bps
Local	45.19%	-239 bps	46.84%	-24 bps

Note:

(1)	A reconciliation of non-GAAP measures is included at the end of this release.
(2)	Individual components in the table above may not sum to the totals due to the rounding.

Forward-Looking Statements

Statements made in this press release or in our earnings call for the fourth quarter of fiscal 2020 that look forward in time or that express management’s beliefs, expectations or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These statements include: the effect, impact, potential duration or other implications of the recent outbreak of a novel strain of coronavirus (“COVID-19”) and any expectations we may have with respect thereto; our expectations regarding our ability to manage the current downturn and capitalize on our position as the industry leader as the global economy recovers; our expectations regarding future market share gains; our expectations regarding the effects of our business transformation initiatives, including on our ability to increase our share of customer spending and to increase sales in premium products, and on our ability to benefit from our efforts to centralize key customer support functions for large and/or national accounts; our belief that our transformation initiatives will drive future growth; our expectations regarding our efforts to regionalize our operations and the benefits to our company from regionalization; our expectations regarding our investment capability to build inventory and set up new customers; our plans to leverage technology improvements to enable reductions in our workforce without compromising service or quality; our expectations regarding our company, and our ability to attract and serve new customers, following the COVID-19 crisis; our plans to remove structural expense from our company’s operations; our expectations regarding savings starting in fiscal 2022 from additional cost improvement opportunities; the effects of our planned investments in digital technology; our expectations regarding the timing of improvements in the economy following the COVID-19 crisis; our expectations that our work to accelerate growth will return to pre-COVID levels as demand resurges; our expectations that our investments in technology and our business will allow for future growth and exceptional customer service; our belief that the steps undertaken as part of our management of the COVID-19 crisis to date will help us retain and win additional business from our independent restaurant customers beyond the pandemic; our expectations regarding the impact of our strategy on our future operations, including on the service we provide our customers and on our ability to differentiate Sysco from other companies in our industry; our expectations regarding our ability to increase profitability for SYGMA; our expectations regarding our ability to leverage operating expense growth to gross profit growth; our expectations regarding our investments across Europe, including, but not limited to, the integration of Brakes France and Davigel to Sysco France, including our ability to continue to succeed in the French marketplace; expectations regarding growth opportunities in Europe; expectations regarding growth opportunities in Latin America; our ability to deliver against our strategic priorities, which we believe will provide excellent customer service and improve our overall performance; statements regarding economic trends in the United States and abroad; our expectations regarding the amount of our capital expenditures in fiscal 2021; our expectations regarding the deployment of capital proceeds that Sysco currently holds; our expectations regarding the effects of our divestiture of our CAKE business; our plans regarding the suspension of our share buyback position throughout fiscal 2021; our expectations regarding gross margins during fiscal 2021; and our expectations regarding our overall effective tax rate in fiscal 2021.

The success of our plans and expectations regarding our operating performance are subject to the general risks associated with our business, including the risks of interruption of supplies due to lack of long-term contracts, severe weather, crop conditions, work stoppages, intense competition, technology disruptions, dependence on large, long-term regional and national customers, inflation risks, the impact of fuel prices, adverse publicity, labor issues, political or financial instability, trade restrictions, tariffs, currency exchange rates, transport capacity and costs and other factors relating to foreign trade, any or all of which could delay our receipt of product or increase our input costs. Risks and uncertainties also include the impact and effects of public health crises, pandemics and epidemics, such as the recent outbreak of COVID-19, and the adverse impact thereof on our business, financial condition and results of operations, including, but not limited to, our growth, product costs, supply chain, labor availability, logistical capabilities, customer demand for our products and industry demand generally, consumer spending, our liquidity, the price of our securities and trading markets with respect thereto, our credit ratings, our ability to maintain compliance with the covenants in our credit agreement, our ability to access capital markets, and the global economy and financial markets generally. Risks and uncertainties also include risks impacting the economy generally, including the risks that the current general economic conditions will deteriorate, or consumer confidence in the economy or consumer spending, particularly on food-away-from-home, may decline. Market conditions may not improve. Competition and the impact of GPOs may reduce our margins and make it difficult for us to maintain our market share, growth rate and profitability. We may not be able to fully compensate for increases in fuel costs, and fuel hedging arrangements intended to contain fuel costs could result in above market fuel costs. Our ability to meet our long-term strategic objectives depends on our ability to grow gross profit, leverage our supply chain costs and reduce administrative costs. This will depend largely on the success of our various business initiatives, including efforts related to revenue management, expense management, our digital e-commerce strategy and any efforts related to restructuring or the reduction of administrative costs. There are various risks related to these efforts, including the risk that if sales from our locally managed customers do not grow at the same rate as sales from regional and national customers, or if we are unable to continue to accelerate local case growth, our gross margins may decline; the risk that we are unlikely to be able to predict inflation over the long term, and lower inflation is likely to produce lower gross profit; the risk that our efforts to modify truck routing, including our small truck initiative, in order to reduce outbound transportation costs may not be effective; the risk that our efforts to mitigate increases in warehouse costs may be unsuccessful; the risk that we may not be able to accelerate and/or identify additional administrative cost savings in order to compensate for any gross profit or supply chain cost leverage challenges; the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected; the risk that the actual costs of any initiatives may be greater or less than currently expected; and the risk of adverse effects to our business, results of operations and liquidity if past and future undertakings, and the associated changes to our business, do not prove to be cost effective or do not result in the cost savings and other benefits at the levels that we anticipate. Our plans related to and the timing of any initiatives are subject to change at any time based on management’s subjective evaluation of our overall business needs. If we are unable to realize the anticipated benefits from our efforts, we could become cost disadvantaged in the marketplace, and our competitiveness and our profitability could decrease. Adverse publicity about us or lack of confidence in our products could negatively impact our reputation and reduce earnings. Capital expenditures may vary based on changes in business plans and other factors, including risks related to the implementation of various initiatives, the timing and successful completion of acquisitions, construction schedules and the possibility that other cash requirements could result in delays or cancellations of capital spending. Periods of significant or prolonged inflation or deflation, either overall or in certain product categories, can have a negative impact on us and our customers, as high food costs can reduce consumer spending in the food-away-from-home market, and may negatively impact our sales, gross profit, operating income and earnings, and periods of deflation can be difficult to manage effectively. Fluctuations in inflation and deflation, as well as fluctuations in the value of foreign currencies, are beyond our control and subject to broader market forces. Expanding into international markets presents unique challenges and risks, including compliance with local laws, regulations and customs and the impact of local political and economic conditions, including the impact of Brexit and the “yellow vest” protests in France against a fuel tax increase, pension reform and the French government, and such expansion efforts may not be successful. Any business that we acquire may not perform as expected, and we may not realize the anticipated benefits of our acquisitions. Expectations regarding the financial statement impact of any acquisitions may change based on management’s subjective evaluation. A divestiture of one or more of our businesses may not provide the anticipated effects on our operations. Meeting our dividend target objectives depends on our level of earnings, available cash and the success of our various strategic initiatives. Changes in applicable tax laws or regulations and the resolution of tax disputes could negatively affect our financial results. We rely on technology in our business and any cybersecurity incident, other technology disruption or delay in implementing new technology could negatively affect our business and our relationships with customers. For a discussion of additional factors impacting Sysco’s business, see our Annual Report on Form 10-K for the year ended June 29, 2019 and our Quarterly Report on Form 10-Q for the period ended March 28, 2020, each as filed with the SEC, and our subsequent filings with the SEC. We do not undertake to update our forward-looking statements, except as required by applicable law.

About Sysco

Sysco is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. With more than 57,000 associates, the company operates approximately 326 distribution facilities worldwide and serves more than 625,000 customer locations. For fiscal 2020 that ended June 27, 2020, the company generated sales of more than $52 billion. Information about our CSR program, including Sysco’s 2019 Corporate Social Responsibility Report, can be found at sysco.com/csr2019report.

For more information, visit www.sysco.com or connect with Sysco on Facebook at www.facebook.com/SyscoCorporation or Twitter at https://twitter.com/Sysco. For important news and information regarding Sysco, visit the Investor Relations section of the company’s Internet home page at investors.sysco.com, which Sysco plans to use as a primary channel for publishing key information to its investors, some of which may contain material and previously non-public information. Investors should also follow us at www.twitter.com/SyscoStock and download the Sysco IR App, available on the iTunes App Store and the Google Play Market. In addition, investors should continue to review our news releases and filings with the SEC. It is possible that the information we disclose through any of these channels of distribution could be deemed to be material information.

Sysco Corporation and its Consolidated Subsidiaries

CONSOLIDATED RESULTS OF OPERATIONS

(In Thousands, Except for Share and Per Share Data)

	13-Week Period Ended		52-Week Period Ended
	Jun. 27, 2020	Jun. 29, 2019	Jun. 27, 2020	Jun. 29, 2019
Sales	$8,866,564	$15,474,862	$52,893,310	$60,113,922
Cost of sales	7,300,909	12,495,670	42,991,646	48,704,935

Gross profit	1,565,655	2,979,192	9,901,664	11,408,987
Operating expenses	2,097,235	2,258,662	9,152,159	9,078,837

Operating (loss) income	(531,580)	720,530	749,505	2,330,150
Interest expense	164,269	89,780	408,220	360,423
Other expense (income), net	40,396	(51,558)	47,901	(36,109)

(Loss) earnings before income taxes	(736,245)	682,308	293,384	2,005,836
Income taxes	(117,826)	146,542	77,909	331,565

Net (loss) earnings	$(618,419)	$535,766	$215,475	$1,674,271

Net (loss) earnings:
Basic (loss) earnings per share	$(1.22)	$1.04	$0.42	$3.24
Diluted (loss) earnings per share	(1.22)	1.03	0.42	3.20

Average shares outstanding	508,296,452	514,646,741	510,121,071	516,890,581
Diluted shares outstanding	508,296,452	520,060,241	514,025,974	523,381,124

Sysco Corporation and its Consolidated Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except for Share Data)

	June 27, 2020	June 29, 2019
ASSETS
Current assets
Cash and cash equivalents	$6,059,427	$513,460
Accounts and notes receivable, less allowances of $334,810 and $28,176	2,893,551	4,181,696
Inventories	3,095,085	3,216,034
Prepaid expenses and other current assets	192,163	210,582
Income tax receivable	108,006	19,733

Total current assets	12,348,232	8,141,505
Plant and equipment at cost, less accumulated depreciation	4,458,567	4,501,705
Other long-term assets
Goodwill	3,732,469	3,896,226
Intangibles, less amortization	780,172	857,301
Deferred income taxes	194,115	80,760
Operating lease right-of-use assets, net	603,616	—
Other assets	511,095	489,025

Total other long-term assets	5,821,467	5,323,312

Total assets	$22,628,266	$17,966,522

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable	$2,266	$3,957
Accounts payable	3,447,065	4,314,620
Accrued expenses	1,616,289	1,729,941
Accrued income taxes	2,938	17,343
Current operating lease liabilities	107,167	—
Current maturities of long-term debt	1,542,128	37,322

Total current liabilities	6,717,853	6,103,183
Long-term liabilities
Long-term debt	12,902,485	8,122,058
Deferred income taxes	86,601	172,232
Long-term operating lease liabilities	523,496	—
Other long-term liabilities	1,204,953	1,031,020

Total long-term liabilities	14,717,535	9,325,310
Commitments and contingencies
Noncontrolling interest	34,265	35,426
Shareholders’ equity

Preferred stock, par value $1 per share Authorized 1,500,000 shares, issued none	—	—
Common stock, par value $1 per share Authorized 2,000,000,000 shares, issued 765,174,900 shares	765,175	765,175
Paid-in capital	1,506,901	1,457,419
Retained earnings	10,563,008	11,229,679
Accumulated other comprehensive loss	(1,710,881)	(1,599,729)
Treasury stock at cost, 256,915,825 and 252,297,926 shares	(9,965,590)	(9,349,941)

Total shareholders’ equity	1,158,613	2,502,603

Total liabilities and shareholders’ equity	$22,628,266	$17,966,522

Sysco Corporation and its Consolidated Subsidiaries

CONSOLIDATED CASH FLOWS

(In Thousands)

	52-Week Period Ended
	Jun. 27, 2020	Jun. 29, 2019
Cash flows from operating activities:
Net earnings	$215,475	$1,674,271
Adjustments to reconcile net earnings to cash provided by operating activities:
Share-based compensation expense	42,234	104,904
Depreciation and amortization	805,765	763,935
Operating lease asset amortization	108,376	—
Amortization of debt issuance and other debt-related costs	22,663	21,382
Goodwill impairment	203,206	—
Impairment of assets held for sale	55,942	—
Gain on sale of business	—	(66,309)
Deferred income taxes	(191,317)	(126,719)
Provision for losses on receivables	404,158	62,946
Other non-cash items	(525)	(3,172)
Additional changes in certain assets and liabilities, net of effect of businesses acquired:
Decrease (increase) in receivables	915,717	(203,458)
Decrease (increase) in inventories	114,563	(114,667)
Decrease (increase) in prepaid expenses and other current assets	9,835	(18,535)
(Decrease) increase in accounts payable	(834,118)	246,420
(Decrease) increase in accrued expenses	(139,891)	137,517
(Decrease) in operating lease liabilities	(124,040)	—
(Decrease) increase in accrued income taxes	(102,678)	4,929
Decrease (increase) in other assets	20,666	(21,346)
Increase (decrease) in other long-term liabilities	92,649	(50,891)

Net cash provided by operating activities	1,618,680	2,411,207

Cash flows from investing activities:
Additions to plant and equipment	(720,423)	(692,391)
Proceeds from sales of plant and equipment	28,717	20,941
Acquisition of businesses, net of cash acquired	(142,780)	(106,616)
Proceeds from sale of business	—	149,879
Purchase of marketable securities	(11,424)	(116,440)
Proceeds from sales of marketable securities	20,532	—
Other investing activities (1)	69,071	1,772

Net cash used for investing activities	(756,307)	(742,855)

Cash flows from financing activities:
Bank and commercial paper borrowings, net	616,657	132,100
Other debt borrowings	6,783,562	388,180
Other debt repayments	(1,119,232)	(790,250)
Proceeds from stock option exercises	227,602	253,135
Treasury stock purchases	(844,699)	(1,022,033)
Dividends paid	(856,312)	(775,430)
Other financing activities (2)	(87,778)	(22,976)

Net cash provided by (used for) for financing activities	4,719,800	(1,837,274)

Effect of exchange rates on cash, cash equivalents and restricted cash	(18,848)	(14,677)

Net increase (decrease) in cash and cash equivalents (3)	5,563,325	(183,599)
Cash, cash equivalents and restricted cash at beginning of period	532,245	715,844

Cash, cash equivalents and restricted cash at end of period (3)	$6,095,570	$532,245

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$325,308	$346,670
Income taxes	376,609	531,103

(1)	Change primarily includes proceeds from the settlement of net investment hedges and proceeds from the settlement of corporate-owned life insurance policies.
(2)	Change includes cash paid for shares withheld to cover taxes, debt issuance costs and other financing activities.
(3)	Change includes restricted cash included within other assets in the Consolidated Balance Sheet.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items

Sysco’s results of operations for fiscal 2020 and fiscal 2019 were impacted by restructuring and transformational project costs consisting of: (1) expenses associated with our various transformation initiatives; (2) severance and facility closure charges; and (3) restructuring charges. All acquisition-related costs in fiscal 2020 and fiscal 2019 that have been designated as Certain Items relate to the Brakes Acquisition. These include acquisition-related intangible amortization expense. Fiscal 2020 results of operations were also negatively impacted by costs arising from the COVID-19 pandemic, the most significant including (1) excess bad debt expense, (2) goodwill impairment charges and (3) fixed asset impairment charges. Many of Sysco’s customers, including those in the restaurant, hospitality and education segments, are closed or operating at a substantially reduced volume due to governmental requirements for closures. Some of these customers have ceased paying their outstanding receivables, creating uncertainty as to their collectability. We have experienced an increase in past due receivables and have recognized additional bad debt charges. We have estimated uncollectible amounts by applying write-off percentages based on an aging of past due receivables. These write-off percentages are based in part on historical loss experience, including losses incurred during times of local and regional disasters. We have estimated the amount attributable to the impact of the COVID-19 pandemic on our customers by comparing our June allowance results to average results for periods ended prior to the onset of the COVID-19 pandemic, with excess amounts being a reasonable estimate of what the reserve for the allowance for doubtful accounts would have been for fiscal 2020, absent the impact of the COVID-19 pandemic. Because the COVID-19 pandemic is more widespread and longer in duration than historical disasters impacting our business, it is possible that actual uncollectible amounts will differ and additional charges may be required in fiscal 2021. Although Sysco traditionally incurs bad debt expense, the magnitude of such expenses that we have experienced is not indicative of our normal operations. Our adjusted results have not been normalized in a manner that would exclude the full impact of the COVID-19 pandemic on our business. As such, Sysco has not adjusted its results for lost sales, inventory write-offs or other costs associated with the COVID-19 pandemic not previously stated. Fiscal 2019 Certain Items include the gain on the sale of Iowa Premium and the impact of recognizing a foreign tax credit.

The results of our foreign operations can be impacted due to changes in exchange rates applicable in converting local currencies to U.S. dollars. We measure our International Foodservice Operations results on a constant currency basis. Constant currency operating results are calculated by translating current-period local currency operating results with the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

Management believes that adjusting its operating expenses, operating income, net earnings and diluted earnings per share to remove these Certain Items and presenting its International Foodservice Operations results on a constant currency basis, provides an important perspective with respect to our underlying business trends and results and provides meaningful supplemental information to both management and investors that (1) is indicative of the performance of the company’s underlying operations, facilitating comparisons on a year-over-year basis and (2) removes those items that are difficult to predict and are often unanticipated and that, as a result, are difficult to include in analysts’ financial models and our investors’ expectations with any degree of specificity.

Although Sysco has a history of growth through acquisitions, the Brakes Group was significantly larger than the companies historically acquired by Sysco, with a proportionately greater impact on Sysco’s consolidated financial statements. Accordingly, Sysco is excluding from its non-GAAP financial measures for the relevant period solely those acquisition costs specific to the Brakes Acquisition. We believe this approach significantly enhances the comparability of Sysco’s results for fiscal 2020 and fiscal 2019.

Set forth below is a reconciliation of sales, operating expenses, operating income, interest expense, other income and expense, net earnings and diluted earnings per share to adjusted results for these measures for the periods presented. Individual components of diluted earnings per share may not add up to the total presented due to rounding. Adjusted diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items

(Dollars in Thousands, Except for Share and Per Share Data)

	13-Week Period Ended Jun. 27, 2020	13-Week Period Ended Jun. 29, 2019	Change in Dollars	% Change
Operating expenses (GAAP)	$2,097,235	$2,258,662	$(161,427)	-7.1%
Impact of restructuring and transformational project costs (1)	(180,066)	(77,753)	(102,313)	131.6
Impact of acquisition-related costs (2)	(13,251)	(19,789)	6,538	-33.0
Impact of excess bad debt expense	(169,903)	—	(169,903)	NM
Impact of goodwill impairment	(134,481)	—	(134,481)	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$1,599,534	$2,161,120	$(561,586)	-26.0%

Operating (loss) income (GAAP)	$(531,580)	$720,530	$(1,252,110)	-173.8%
Impact of restructuring and transformational project costs (1)	180,066	77,753	102,313	131.6
Impact of acquisition-related costs (2)	13,251	19,789	(6,538)	-33.0
Impact of excess bad debt expense	169,903	—	169,903	NM
Impact of goodwill impairment	134,481	—	134,481	NM

Operating (loss) income adjusted for Certain Items (Non-GAAP)	$(33,879)	$818,072	$(851,951)	-104.1%

Other (income) expense (GAAP)	$40,396	$(51,558)	$91,954	-178.4%
Impact of impairment on assets held for sale	(46,968)	—	(46,968)	NM
Impact of gain on sale of Iowa Premium	—	66,309	(66,309)	NM

Other (income) expense (Non-GAAP)	$(6,572)	$14,751	$(21,323)	-144.6%

Net (loss) earnings (GAAP)	$(618,419)	$535,766	$(1,154,185)	-215.4%
Impact of restructuring and transformational project costs (1)	180,066	77,753	102,313	131.6
Impact of acquisition-related costs (2)	13,251	19,789	(6,538)	-33.0
Impact of excess bad debt expense	169,903	—	169,903	NM
Impact of goodwill impairment	134,481	—	134,481	NM
Impact of impairment on assets held for sale	46,968	—	46,968	NM
Impact of gain on sale of Iowa Premium	—	(66,309)	66,309	NM
Tax impact of restructuring and transformational project costs (3)	(32,926)	(16,891)	(16,035)	94.9
Tax impact of acquisition-related costs (3)	1,943	(4,352)	6,295	-144.6
Tax impact of excess bad debt expense (3)	(30,454)	—	(30,454)	NM
Tax impact of impairment on assets held for sale (3)	(12,644)	—	(12,644)	NM
Tax impact of gain on sale of Iowa Premium (3)	—	18,119	(18,119)	NM
Impact of France, U.K., and Sweden tax law changes	—	6,464	(6,464)	NM
Impact of US transition tax	—	2,631	(2,631)	NM

Net (loss) earnings adjusted for Certain Items (Non-GAAP)	$(147,831)	$572,970	$(720,801)	-125.8%

Diluted (loss) earnings per share (GAAP)	$(1.22)	$1.03	$(2.25)	-218.4%
Impact of restructuring and transformational project costs (1)	0.35	0.15	0.20	133.3
Impact of acquisition-related costs (2)	0.03	0.04	(0.01)	-25.0
Impact of excess bad debt expense	0.33	—	0.33	NM
Impact of goodwill impairment	0.26	—	0.26	NM
Impact of impairment on assets held for sale	0.09	—	0.09	NM
Impact of gain on sale of Iowa Premium	—	(0.13)	0.13	NM
Tax impact of restructuring and transformational project costs (3)	(0.06)	(0.03)	(0.03)	100.0
Tax impact of acquisition-related costs (3)	—	(0.01)	0.01	NM
Tax impact of excess bad debt expense (3)	(0.06)	—	(0.06)	NM
Tax impact of impairment on assets held for sale (3)	(0.02)	—	(0.02)	NM
Tax impact of gain on sale of Iowa Premium (3)	—	0.03	(0.03)	NM
Impact of France, U.K. and Sweden tax law changes	—	0.01	(0.01)	NM
Impact of US transition tax	—	0.01	(0.01)	NM

Diluted EPS adjusted for Certain Items (Non-GAAP) (4)	$(0.29)	$1.10	$(1.39)	-126.4%

Diluted shares outstanding	508,296,452	520,060,241

(1)

Fiscal 2020 includes $165 million related to restructuring, facility closure and severance charges, of which $75 million relates to severance charges, and $15 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy. Fiscal 2019 includes $41 million related to restructuring, facility closure and severance charges and $37 million related to various transformation initiative costs.

(2)

Fiscal 2020 and fiscal 2019 include $13 million and $19 million, respectively, related to intangible amortization expense from the Brakes Acquisition, which is included in the results of International Foodservice.

(3)

The tax impact of adjustments for Certain Items are calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.

(4)

Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items

(Dollars in Thousands, Except for Share and Per Share Data)

	52-Week Period Ended Jun. 27, 2020	52-Week Period Ended Jun. 29, 2019	Change in Dollars	% Change
Operating expenses (GAAP)	$9,152,159	$9,078,837	$73,322	0.8%
Impact of restructuring and transformational project costs (1)	(371,088)	(325,300)	(45,788)	14.1
Impact of acquisition-related costs (2)	(64,793)	(77,832)	13,039	-16.8
Impact of excess bad debt expense	(323,403)	—	(323,403)	NM
Impact of goodwill impairment	(203,206)	—	(203,206)	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$8,189,669	$8,675,705	$(486,036)	-5.6%

Operating income (GAAP)	$749,505	$2,330,150	$(1,580,645)	-67.8%
Impact of restructuring and transformational project costs (1)	371,088	325,300	45,788	14.1
Impact of acquisition-related costs (2)	64,793	77,832	(13,039)	-16.8
Impact of excess bad debt expense	323,403	—	323,403	NM
Impact of goodwill impairment	203,206	—	203,206	NM

Operating income adjusted for Certain Items (Non-GAAP)	$1,711,995	$2,733,282	$(1,021,287)	-37.4%

Other (income) expense (GAAP)	$47,901	$(36,109)	$84,010	-232.7%
Impact of impairment on assets held for sale	(46,968)	—	(46,968)	NM
Impact of gain on sale of Iowa Premium	—	66,309	(66,309)	NM

Other (income) expense (Non-GAAP)	$933	$30,200	$(29,267)	-96.9%

Net earnings (GAAP)	$215,475	$1,674,271	$(1,458,796)	-87.1%
Impact of restructuring and transformational project costs (1)	371,088	325,300	45,788	14.1
Impact of acquisition-related costs (2)	64,793	77,832	(13,039)	-16.8
Impact of excess bad debt expense	323,403	—	323,403	NM
Impact of goodwill impairment	203,206	—	203,206	NM
Impact of impairment on assets held for sale	46,968	—	46,968	NM
Impact of gain on sale of Iowa Premium	—	(66,309)	66,309	NM
Tax impact of restructuring and transformational project costs (3)	(90,683)	(81,722)	(8,961)	11.0
Tax impact of acquisition-related costs (3)	(13,641)	(19,553)	5,912	-30.2
Tax impact of excess bad debt expense (3)	(76,864)	—	(76,864)	NM
Tax impact of impairment on assets held for sale (3)	(12,644)	—	(12,644)	NM
Tax impact of gain on sale of Iowa Premium (3)	—	18,119	(18,119)	NM
Impact of French tax rate change	924	—	924	NM
Impact of foreign tax credit benefit	—	(95,067)	95,067	NM
Impact of France, U.K., and Sweden tax law changes	—	6,464	(6,464)	NM
Impact of US transition tax	—	17,516	(17,516)	NM

Net earnings adjusted for Certain Items (Non-GAAP)	$1,032,025	$1,856,851	$(824,826)	-44.4%

Diluted earnings per share (GAAP)	$0.42	$3.20	$(2.78)	-86.9%
Impact of restructuring and transformational project costs (1)	0.72	0.62	0.10	16.1
Impact of acquisition-related costs (2)	0.13	0.15	(0.02)	-13.3
Impact of excess bad debt expense	0.63	—	0.63	NM
Impact of goodwill impairment	0.40	—	0.40	NM
Impact of impairment on assets held for sale	0.09	—	0.09	NM
Impact of gain on sale of Iowa Premium	—	(0.13)	0.13	NM
Tax impact of restructuring and transformational project costs (3)	(0.18)	(0.16)	(0.02)	12.5
Tax impact of acquisition-related costs (3)	(0.03)	(0.04)	0.01	-25.0
Tax impact of excess bad debt expense (3)	(0.15)	—	(0.15)	NM
Tax impact of impairment on assets held for sale (3)	(0.02)	—	(0.02)	NM
Tax impact of gain on sale of Iowa Premium (3)	—	0.03	(0.03)	NM

Impact of foreign tax credit benefit	—	(0.18)	0.18	NM
Impact of France, U.K. and Sweden tax law changes	—	0.01	(0.01)	NM
Impact of US transition tax	—	0.03	(0.03)	NM

Diluted EPS adjusted for Certain Items (Non-GAAP) (4)	$2.01	$3.55	$(1.54)	-43.4%

Diluted shares outstanding	514,025,974	523,381,124

(1)

Fiscal 2020 includes $265 million related to restructuring, severance and facility closure charges, of which $99 million relates to severance charges. Fiscal 2020 also includes $106 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy. Fiscal 2019 includes $174 million related to severance, restructuring and facility closure charges in Europe and Canada and at Corporate, of which $61 million relates to our France restructuring (i.e. our integration of Brake France and Davigel into Sysco France), and $151 million related to various transformation initiatives costs, of which $18 million relates to accelerated depreciation with regard to software that was replaced.

(2)

Fiscal 2020 and fiscal 2019 include $65 million and $77 million, respectively, related to intangible amortization expense from the Brakes Acquisition, which is included in the results of International Foodservice and integration costs in fiscal 2019.

(3)

The tax impact of adjustments for Certain Items are calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.

(4)

Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Segment Results

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items on Applicable Segments

(Dollars in Thousands)

	13-Week Period Ended Jun. 27, 2020	13-Week Period Ended Jun. 29, 2019	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales	$6,114,931	$10,696,389	$(4,581,458)	-42.8%
Gross Profit	1,165,551	2,147,852	(982,301)	-45.7%
Gross Margin	19.06%	20.08%		-102 bps
Operating expenses (GAAP)	$1,124,986	$1,321,306	$(196,320)	-14.9%
Impact of restructuring and transformational project costs (1)	(938)	2,927	(3,865)	-132.0
Impact of excess bad debt expense	(123,424)	—	(123,424)	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$1,000,624	$1,324,233	$(323,609)	-24.4%

Operating income (GAAP)	$40,565	$826,546	$(785,981)	-95.1%
Impact of restructuring and transformational project costs (1)	938	(2,927)	3,865	-132.0
Impact of excess bad debt expense	123,424	—	123,424	NM

Operating income adjusted for Certain Items (Non-GAAP)	$164,927	$823,619	$(658,692)	-80.0%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$1,361,109	$2,923,601	$(1,562,492)	-53.4%
Impact of currency fluctuations (2)	44,508	—	44,508	-1.5

Comparable sales using a constant currency basis (Non-GAAP)	$1,405,617	$2,923,601	$(1,517,984)	-51.9%

Gross Profit (GAAP)	$263,037	$621,636	$(358,599)	-57.7%
Impact of currency fluctuations (2)	7,887	—	7,887	-1.3

Comparable gross profit using a constant currency basis (Non-GAAP)	$270,924	$621,636	$(350,712)	-56.4%

Gross Margin (GAAP)	19.33%	21.26%		-193 bps
Impact of currency fluctuations (2)	(0.06)	—		-6 bps

Comparable gross margin using a constant currency basis (Non-GAAP)	19.27%	21.26%		-199 bps

Operating expenses (GAAP)	$640,339	$558,193	$82,146	14.7%
Impact of restructuring and transformational project costs (3)	(117,597)	(35,533)	(82,064)	231.0
Impact of acquisition-related costs (4)	(13,251)	(19,305)	6,054	-31.4
Impact of excess bad debt expense	(42,002)	—	(42,002)	NM
Impact of goodwill impairment	(134,481)	—	(134,481)	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$333,008	$503,355	$(170,347)	-33.8%
Impact of currency fluctuations (2)	11,058	—	11,058	-2.2

Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$344,066	$503,355	$(159,289)	-31.6%

Operating (loss) income (GAAP)	$(377,302)	$63,443	$(440,745)	NM
Impact of restructuring and transformational project costs (3)	117,597	35,533	82,064	231.0
Impact of acquisition-related costs (4)	13,251	19,305	(6,054)	-31.4
Impact of excess bad debt expense	42,002	—	42,002	NM
Impact of goodwill impairment	134,481	—	134,481	NM

Operating (loss) income adjusted for Certain Items (Non-GAAP)	$(69,971)	$118,281	$(188,252)	-159.2%
Impact of currency fluctuations (2)	(3,170)	—	(3,170)	2.6

Comparable operating (loss) income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$(73,141)	$118,281	$(191,422)	-161.8%

SYGMA
Sales	$1,288,928	$1,548,952	$(260,024)	-16.8%
Gross Profit	114,446	128,860	(14,414)	-11.2%
Gross Margin	8.88%	8.32%		56 bps
Operating expenses (GAAP)	$105,298	$118,293	$(12,995)	-11.0%
Impact of restructuring and transformational project costs (5)	(2,131)	(2,241)	110	-4.9

Operating expenses adjusted for Certain Items (Non-GAAP)	$103,167	$116,052	$(12,885)	-11.1%

Operating income (GAAP)	$9,148	$10,567	$(1,419)	-13.4%
Impact of restructuring and transformational project costs (5)	2,131	2,241	(110)	-4.9

Operating income adjusted for Certain Items (Non-GAAP)	$11,279	$12,808	$(1,529)	-11.9%

OTHER
Sales	$101,596	$305,920	$(204,324)	-66.8%
Gross Profit	24,636	73,783	(49,147)	-66.6%
Gross Margin	24.25%	24.12%		13 bps
Operating expenses (GAAP)	$46,483	$60,364	$(13,881)	-23.0%
Impact of excess bad debt expense	(4,478)	—	(4,478)	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$42,005	$60,364	(18,359)	-30.4%

Operating (loss) income (GAAP)	$(21,847)	$13,419	$(35,266)	-262.8%
Impact of excess bad debt expense	4,478	—	4,478	NM

Operating (loss) income adjusted for Certain Items (Non-GAAP)	$(17,369)	$13,419	(30,788)	-229.4%

CORPORATE
Gross Profit	$(2,015)	$7,061	$(9,076)	-128.5%
Operating expenses (GAAP)	$180,129	$200,506	$(20,377)	-10.2%
Impact of restructuring and transformational project costs (6)	(59,400)	(42,906)	(16,494)	38.4
Impact of acquisition-related costs (7)	—	(484)	484	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$120,729	$157,116	$(36,387)	-23.2%

Operating loss (GAAP)	$(182,144)	$(193,445)	$11,301	-5.8%
Impact of restructuring and transformational project costs (6)	59,400	42,906	16,494	38.4
Impact of acquisition-related costs (7)	—	484	(484)	NM

Operating loss adjusted for Certain Items (Non-GAAP)	$(122,744)	$(150,055)	$27,311	-18.2%

TOTAL SYSCO
Sales	$8,866,564	$15,474,862	$(6,608,298)	-42.7%
Gross Profit	1,565,655	2,979,192	(1,413,537)	-47.4%
Gross Margin	17.66%	19.25%		-159 bps
Operating expenses (GAAP)	$2,097,235	$2,258,662	$(161,427)	-7.1%
Impact of restructuring and transformational project costs (1) (3) (5) (6)	(180,066)	(77,753)	(102,313)	131.6
Impact of acquisition-related costs (4) (7)	(13,251)	(19,789)	6,538	-33.0
Impact of excess bad debt expense	(169,903)	—	(169,903)	NM
Impact of goodwill impairment	(134,481)	—	(134,481)	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$1,599,534	$2,161,120	$(561,586)	-26.0%

Operating (loss) income (GAAP)	$(531,580)	$720,530	$(1,252,110)	-173.8%
Impact of restructuring and transformational project costs (1) (3) (5) (6)	180,066	77,753	102,313	131.6
Impact of acquisition-related costs (4) (7)	13,251	19,789	(6,538)	-33.0
Impact of excess bad debt expense	169,903	—	169,903	NM
Impact of goodwill impairment	134,481	—	134,481	NM

Operating (loss) income adjusted for Certain Items (Non-GAAP)	$(33,879)	$818,072	$(851,951)	-104.1%

(1)	Includes charges related to restructuring and business transformation projects.
(2)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(3)	Includes restructuring, severance and facility closure costs primarily in Europe and Canada.
(4)	Fiscal 2020 and fiscal 2019 include $13 million and $19 million, respectively, related to intangible amortization expense from the Brakes Acquisition.
(5)	Includes charges related to transformation initiatives and other restructuring charges.
(6)

Fiscal 2020 and fiscal 2019 include various transformation initiative costs, primarily consisting of changes to our business technology strategy and severance related to restructuring. Fiscal 2020 also includes severance charges incurred in response to the COVID-19 pandemic.

(7)	Fiscal 2019 includes integration costs from the Brakes Acquisition.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Segment Results

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items on Applicable Segments

(Dollars in Thousands)

	52-Week Period Ended Jun. 27, 2020	52-Week Period Ended Jun. 29, 2019	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales	$36,774,146	$41,288,188	$(4,514,042)	-10.9%
Gross Profit	7,254,722	8,249,027	(994,305)	-12.1%
Gross Margin	19.73%	19.98%		-25 bps
Operating expenses (GAAP)	$5,251,563	$5,257,233	$(5,670)	-0.1%
Impact of restructuring and transformational project costs (1)	(10,145)	—	(10,145)	NM
Impact of excess bad debt expense	(230,654)	—	(230,654)	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$5,010,764	$5,257,233	$(246,469)	-4.7%

Operating income (GAAP)	$2,003,159	$2,991,794	$(988,635)	-33.0%
Impact of restructuring and transformational project costs (1)	10,145	—	10,145	NM
Impact of excess bad debt expense	230,654	—	230,654	NM

Operating income adjusted for Certain Items (Non-GAAP)	$2,243,958	$2,991,794	$(747,836)	-25.0%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$9,672,190	$11,493,040	$(1,820,850)	-15.8%
Impact of currency fluctuations (2)	198,422	—	198,422	-1.7

Comparable sales using a constant currency basis (Non-GAAP)	$9,870,612	$11,493,040	$(1,622,428)	-14.1%

Gross Profit (GAAP)	$1,955,190	$2,392,179	$(436,989)	-18.3%
Impact of currency fluctuations (2)	43,076	—	43,076	-1.8

Comparable gross profit using a constant currency basis (Non-GAAP)	$1,998,266	$2,392,179	$(393,913)	-16.5%

Gross Margin (GAAP)	20.21%	20.81%		-60 bps
Impact of currency fluctuations (2)	(0.03)	—		-3 bps

Comparable gross margin using a constant currency basis (Non-GAAP)	20.24%	20.81%		-57 bps

Operating expenses (GAAP)	$2,326,597	$2,266,736	$59,861	2.6%
Impact of restructuring and transformational project costs (3)	(191,900)	(152,852)	(39,048)	25.5
Impact of acquisition-related costs (4)	(64,793)	(76,530)	11,737	-15.3
Impact of excess bad debt expense	(88,271)	—	(88,271)	NM
Impact of goodwill impairment	(134,481)	—	(134,481)	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$1,847,152	$2,037,354	$(190,202)	-9.3%
Impact of currency fluctuations (2)	45,493	—	45,493	-2.2

Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$1,892,645	$2,037,354	$(144,709)	-7.1%

Operating (loss) income (GAAP)	$(371,407)	$125,443	$(496,850)	NM
Impact of restructuring and transformational project costs (3)	191,900	152,852	39,048	25.5
Impact of acquisition-related costs (4)	64,793	76,530	(11,737)	-15.3
Impact of excess bad debt expense	88,271	—	88,271	NM
Impact of goodwill impairment	134,481	—	134,481	NM

Operating income adjusted for Certain Items (Non-GAAP)	$108,038	$354,825	$(246,787)	-69.6%
Impact of currency fluctuations (2)	(2,417)	—	(2,417)	0.6

Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$105,621	$354,825	$(249,204)	-70.2%

SYGMA
Sales	$5,555,926	$6,244,328	$(688,402)	-11.0%
Gross Profit	483,494	505,638	(22,144)	-4.4%
Gross Margin	8.70%	8.10%		60 bps
Operating expenses (GAAP)	$446,614	$477,858	$(31,244)	-6.5%
Impact of restructuring and transformational project costs (5)	(5,793)	(2,609)	(3,184)	122.0

Operating expenses adjusted for Certain Items (Non-GAAP)	$440,821	$475,249	$(34,428)	-7.2%

Operating income (GAAP)	$36,880	$27,780	$9,100	32.8%
Impact of restructuring and transformational project costs (5)	5,793	2,609	3,184	122.0

Operating income adjusted for Certain Items (Non-GAAP)	$42,673	$30,389	$12,284	40.4%

OTHER
Sales	$891,048	$1,088,366	$(197,318)	-18.1%
Gross Profit	218,884	272,697	(53,813)	-19.7%
Gross Margin	24.56%	25.06%		-50 bps
Operating expenses (GAAP)	$240,245	$236,849	$3,396	1.4%
Impact of excess bad debt expense	(4,478)	—	(4,478)	NM
Impact of goodwill impairment	(11,660)	—	(11,660)	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$224,107	$236,849	$(12,742)	-5.4%

Operating (loss) income (GAAP)	$(21,361)	$35,848	$(57,209)	-159.6%
Impact of excess bad debt expense	4,478	—	4,478	NM
Impact of goodwill impairment	11,660	—	11,660	NM

Operating (loss) income adjusted for Certain Items (Non-GAAP)	$(5,223)	$35,848	(41,071)	-114.6%

CORPORATE
Gross Profit	$(10,626)	$(10,554)	$(72)	0.7%
Operating expenses (GAAP)	$887,140	$840,161	$46,979	5.6%
Impact of restructuring and transformational project costs (6)	(163,249)	(169,838)	6,589	-3.9
Impact of acquisition-related costs (7)	—	(1,302)	1,302	NM
Impact of goodwill impairment	(57,066)	—	(57,066)	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$666,825	$669,021	$(2,196)	-0.3%

Operating loss (GAAP)	$(897,766)	$(850,715)	$(47,051)	5.5%
Impact of restructuring and transformational project costs (6)	163,249	169,838	(6,589)	-3.9
Impact of acquisition-related costs (7)	—	1,302	(1,302)	NM
Impact of goodwill impairment	57,066	—	57,066	NM

Operating loss adjusted for Certain Items (Non-GAAP)	$(677,451)	$(679,575)	$2,124	-0.3%

TOTAL SYSCO
Sales	$52,893,310	$60,113,922	$(7,220,612)	-12.0%
Gross Profit	9,901,664	11,408,987	(1,507,323)	-13.2%
Gross Margin	18.72%	18.98%		-26 bps
Operating expenses (GAAP)	$9,152,159	$9,078,837	$73,322	0.8%
Impact of restructuring and transformational project costs (1) (3) (5) (6)	(371,088)	(325,300)	(45,788)	14.1
Impact of acquisition-related costs (4) (7)	(64,793)	(77,832)	13,039	-16.8
Impact of excess bad debt expense	(323,403)	—	(323,403)	NM
Impact of goodwill impairment	(203,206)	—	(203,206)	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$8,189,669	$8,675,705	$(486,036)	-5.6%

Operating income (GAAP)	$749,505	$2,330,150	$(1,580,645)	-67.8%
Impact of restructuring and transformational project costs (1) (3) (5) (6)	371,088	325,300	45,788	14.1
Impact of acquisition-related costs (4) (7)	64,793	77,832	(13,039)	-16.8
Impact of excess bad debt expense	323,403	—	323,403	NM
Impact of goodwill impairment	203,206	—	203,206	NM

Operating income adjusted for Certain Items (Non-GAAP)	$1,711,995	$2,733,282	$(1,021,287)	-37.4%

(1)	Includes charges related to restructuring and business transformation projects.
(2)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(3)	Includes restructuring, severance and facility closure costs in Europe and Canada.
(4)	Fiscal 2020 and fiscal 2019 include $65 million and $77 million, respectively, related to intangible amortization expense from the Brakes Acquisition.
(5)	Includes charges related to facility closures and other restructuring charges.
(6)

Fiscal 2020 and fiscal 2019 include various transformation initiative costs, primarily consisting of changes to our business technology strategy and severance related to restructuring. Fiscal 2019 includes $18 million of accelerated depreciation on software that was replaced and severance charges related to restructuring. Fiscal 2020 also includes severance charges incurred in response to the COVID-19 pandemic.

(7)	Fiscal 2019 includes integration costs from the Brakes Acquisition.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Free Cash Flow

(In Thousands)

Free cash flow represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Sysco considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases and sales of buildings, fleet, equipment and technology, which may potentially be used to pay for, among other things, strategic uses of cash including dividend payments, share repurchases and acquisitions. However, free cash flow may not be available for discretionary expenditures, as it may be necessary that we use it to make mandatory debt service or other payments. Free cash flow should not be used as a substitute for the most comparable GAAP measure in assessing the company’s liquidity for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the table that follows, free cash flow for each period presented is reconciled to net cash provided by operating activities.

	52-Week Period Ended Jun. 27, 2020	52-Week Period Ended Jun. 29, 2019	52-Week Period Change in Dollars
Net cash provided by operating activities (GAAP)	$1,618,680	$2,411,207	$(792,527)
Additions to plant and equipment	(720,423)	(692,391)	(28,032)
Proceeds from sales of plant and equipment	28,717	20,941	7,776

Free Cash Flow (Non-GAAP)	$926,974	$1,739,757	$(812,783)

Sysco Corporation and its Consolidated Subsidiaries

Segment Results

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items on Applicable Segments

(Dollars in Thousands)

During the fourth quarter of fiscal 2020, Sysco revised the way performance is assessed for the U.S. Foodservice Operations segment. As a result of this change, charges incurred by the company’s corporate and shared services center to provide direct support functions to the U.S. Foodservice Operations reportable segment have been reclassified from Corporate expenses into the U.S. Foodservice reportable segment. The segment information disclosed for fiscal 2020 reflects this change in reporting structure and prior year amounts have been reclassified to conform with the current year presentation.

	As Reclassified				As Reclassified
	13-Week Period Ended				52-Week Period Ended
	Sep. 28, 2019	Dec. 28, 2019	Mar. 28, 2020	Jun. 27, 2020	Jun. 27, 2020
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$10,658,633	$10,413,576	$9,587,006	$6,114,931	$36,774,146
Gross Profit (GAAP)	2,144,886	2,048,905	1,895,380	1,165,551	7,254,722
Gross Margin (GAAP)	20.12%	19.68%	19.77%	19.06%	19.73%
Operating expenses (GAAP)	$1,351,269	$1,344,103	$1,431,205	$1,124,986	$5,251,563
Impact of restructuring and transformational project costs (1)	(4,126)	(3,679)	(1,402)	(938)	(10,145)
Impact of excess bad debt expense	—	—	(107,230)	(123,424)	(230,654)

Operating expenses adjusted for Certain Items (Non-GAAP)	$1,347,143	$1,340,424	$1,322,573	$1,000,624	$5,010,764

Operating income (GAAP)	$793,617	$704,802	$464,175	$40,565	$2,003,159
Impact of restructuring and transformational project costs (1)	4,126	3,679	1,402	938	10,145
Impact of excess bad debt expense	—	—	107,230	123,424	230,654

Operating income adjusted for Certain Items (Non-GAAP)	$797,743	$708,481	$572,807	$164,927	$2,243,958

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$2,912,387	$2,890,052	$2,508,642	$1,361,109	$9,672,190
Gross Profit (GAAP)	605,185	586,039	500,929	263,037	1,955,190
Gross Margin (GAAP)	20.78%	20.28%	19.97%	19.33%	20.21%
Operating expenses (GAAP)	$550,385	$551,158	$584,715	$640,339	$2,326,597
Impact of restructuring and transformational project costs (2)	(27,273)	(21,850)	(25,180)	(117,597)	(191,900)
Impact of acquisition-related costs (3)	(16,909)	(17,312)	(17,321)	(13,251)	(64,793)
Impact of excess bad debt expense	—	—	(46,269)	(42,002)	(88,271)
Impact of goodwill impairment	—	—	—	(134,481)	(134,481)

Operating expenses adjusted for Certain Items (Non-GAAP)	$506,203	$511,996	$495,945	$333,008	$1,847,152

Operating income (loss) (GAAP)	$54,800	$34,881	$(83,786)	$(377,302)	$(371,407)
Impact of restructuring and transformational project costs (2)	27,273	21,850	25,180	117,597	191,900
Impact of acquisition-related costs (3)	16,909	17,312	17,321	13,251	64,793
Impact of excess bad debt expense	—	—	46,269	42,002	88,271
Impact of goodwill impairment	—	—	—	134,481	134,481

Operating income (loss) adjusted for Certain Items (Non-GAAP)	$98,982	$74,043	$4,984	$(69,971)	$108,038

SYGMA
Sales (GAAP)	$1,446,994	$1,455,893	$1,364,111	$1,288,928	$5,555,926
Gross Profit (GAAP)	125,918	124,239	118,891	114,446	483,494
Gross Margin (GAAP)	8.70%	8.53%	8.72%	8.88%	8.70%
Operating expenses (GAAP)	$118,348	$114,378	$108,590	$105,298	$446,614
Impact of restructuring and transformational project costs (4)	(2,584)	(956)	(122)	(2,131)	(5,793)

Operating expenses adjusted for Certain Items (Non-GAAP)	$115,764	$113,422	$108,468	$103,167	$440,821

Operating income (GAAP)	$7,570	$9,861	$10,301	$9,148	$36,880
Impact of restructuring and transformational project costs (4)	2,584	956	122	2,131	5,793

Operating income adjusted for Certain Items (Non-GAAP)	$10,154	$10,817	$10,423	$11,279	$42,673

OTHER
Sales (GAAP)	$284,990	$265,521	$238,941	$101,596	$891,048
Gross Profit (GAAP)	71,744	66,506	56,000	24,636	218,884
Gross Margin (GAAP)	25.17%	25.05%	23.44%	24.25%	24.56%
Operating expenses (GAAP)	$61,607	$57,104	$75,051	$46,483	$240,245
Impact of excess bad debt expense	—	—	—	(4,478)	(4,478)
Impact of goodwill impairment	—	—	(11,660)	—	(11,660)

Operating expenses adjusted for Certain Items (Non-GAAP)	$61,607	$57,104	$63,391	$42,005	$224,107

Operating income (loss) (GAAP)	$10,137	$9,400	$(19,051)	$(21,847)	$(21,361)
Impact of excess bad debt expense	—	—	—	4,478	4,478
Impact of goodwill impairment	—	—	11,660	—	11,660

Operating income (loss) adjusted for Certain Items (Non-GAAP)	$10,137	$9,400	$(7,391)	$(17,369)	$5,223

CORPORATE
Gross Profit (GAAP)	$(4,363)	$2,710	$(6,958)	$(2,015)	$(10,626)
Operating expenses (GAAP)	$193,444	$209,162	$304,405	$180,129	$887,140
Impact of restructuring and transformational project costs (5)	(22,739)	(30,621)	(50,489)	(59,400)	(163,249)
Impact of goodwill impairment	—	—	(57,066)	—	(57,066)

Operating expenses adjusted for Certain Items (Non-GAAP)	$170,705	$178,541	$196,850	$120,729	$666,825

Operating loss (GAAP)	$(197,807)	$(206,452)	$(311,363)	$(182,144)	$(897,766)
Impact of restructuring and transformational project costs (5)	22,739	30,621	50,489	59,400	163,249
Impact of goodwill impairment	—	—	57,066	—	57,066

Operating loss adjusted for Certain Items (Non-GAAP)	$(175,068)	$(175,831)	$(203,808)	$(122,744)	$(677,451)

TOTAL SYSCO
Sales (GAAP)	$15,303,004	$15,025,042	$13,698,700	$8,866,564	$52,893,310
Gross Profit (GAAP)	2,943,369	2,828,398	2,564,242	1,565,655	9,901,664
Gross Margin (GAAP)	19.23%	18.82%	18.72%	17.66%	18.72%
Operating expenses (GAAP)	$2,275,053	$2,275,906	$2,503,966	$2,097,235	$9,152,160
Impact of restructuring and transformational project costs (1)(2)(4)(5)	(56,722)	(57,106)	(77,194)	(180,066)	(371,088)
Impact of acquisition-related costs (3)	(16,909)	(17,312)	(17,321)	(13,251)	(64,793)
Impact of excess bad debt expense	—	—	(153,500)	(169,903)	(323,403)
Impact of goodwill impairment	—	—	(68,725)	(134,481)	(203,206)

Operating expenses adjusted for Certain Items (Non-GAAP)	$2,201,422	$2,201,488	$2,187,226	$1,599,534	$8,189,670

Operating income (loss) (GAAP)	$668,317	$552,492	$60,276	$(531,580)	$749,505
Impact of restructuring and transformational project costs (1)(2)(4)(5)	$56,722	$57,106	$77,194	$180,066	$371,088
Impact of acquisition-related costs (3)	16,909	17,312	17,321	13,251	64,793
Impact of excess bad debt expense	—	—	153,500	169,903	323,403
Impact of goodwill impairment	—	—	68,725	134,481	203,206

Operating income (loss) adjusted for Certain Items (Non-GAAP)	$741,948	$626,910	$377,016	$(33,879)	$1,711,995

*	Segment has no applicable Certain items
(1)	Includes charges related to additional benefits provided to employees in response to the COVID-19 pandemic, restructuring and business transformation projects.
(2)	Includes restructuring, severance and facility closure costs in Europe and Canada.
(3)	Includes intangible amortization expense from the Brakes Acquisition.
(4)	Includes charges related to facility closures and other restructuring charges.
(5)

Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy, severance related to restructuring and severance charges incurred in response to the COVID-19 pandemic.

Sysco Corporation and its Consolidated Subsidiaries

Segment Results

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items on Applicable Segments

(Dollars in Thousands)

	As Reclassified				As Reclassified
	13-Week Period Ended				52-Week Period Ended
	Sep. 29, 2018	Dec. 29, 2018	Mar. 30, 2019	Jun. 29, 2019	Jun. 29, 2019
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$10,399,411	$10,087,105	$10,105,283	$10,696,389	$41,288,188
Gross Profit (GAAP)	2,090,227	2,001,819	2,009,129	2,147,852	8,249,027
Gross Margin (GAAP)	20.10%	19.85%	19.88%	20.08%	19.98%
Operating expenses (GAAP)	$1,325,111	$1,317,517	$1,293,299	$1,321,306	$5,257,233
Impact of restructuring and transformational project costs (1)	—	—	(2,927)	2,927	—

Operating expenses adjusted for Certain Items (Non-GAAP)	$1,325,111	$1,317,517	$1,290,372	$1,324,233	$5,257,233

Operating income (GAAP)	$765,116	$684,302	$715,830	$826,546	$2,991,794
Impact of restructuring and transformational project costs (1)	—	—	2,927	(2,927)	—

Operating income adjusted for Certain Items (Non-GAAP)	$765,116	$684,302	$718,757	$823,619	$2,991,794

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$2,920,950	$2,890,598	$2,757,891	$2,923,601	$11,493,040
Gross Profit (GAAP)	615,505	589,922	565,116	621,636	2,392,179
Gross Margin (GAAP)	21.07%	20.41%	20.49%	21.26%	20.81%
Operating expenses (GAAP)	$548,733	$604,839	$554,971	$558,193	$2,266,736
Impact of restructuring and transformational project costs (2)	(6,727)	(81,020)	(29,572)	(35,533)	(152,852)
Impact of acquisition-related costs (3)	(21,899)	(16,947)	(18,379)	(19,305)	(76,530)

Operating expenses adjusted for Certain Items (Non-GAAP)	$520,107	$506,872	$507,020	$503,355	$2,037,354

Operating income (loss) (GAAP)	$66,772	$(14,917)	$10,145	$63,443	$125,443
Impact of restructuring and transformational project costs (2)	6,727	81,020	29,572	35,533	152,852
Impact of acquisition-related costs (3)	21,899	16,947	18,379	19,305	76,530

Operating income adjusted for Certain Items (Non-GAAP)	$95,398	$83,050	$58,096	$118,281	$354,825

SYGMA
Sales (GAAP)	$1,621,457	$1,536,607	$1,537,312	$1,548,952	$6,244,328
Gross Profit (GAAP)	129,326	121,537	125,915	128,860	505,638
Gross Margin (GAAP)	7.98%	7.91%	8.19%	8.32%	8.10%
Operating expenses (GAAP)	$126,895	$118,423	$114,247	$118,293	$477,858
Impact of restructuring and transformational project costs (4)	—	—	(368)	(2,241)	(2,609)

Operating expenses adjusted for Certain Items (Non-GAAP)	$126,895	$118,423	$113,879	$116,052	$475,249

Operating income (GAAP)	$2,431	$3,114	$11,668	$10,567	$27,780
Impact of restructuring and transformational project costs (4)	—	—	368	2,241	2,609

Operating income adjusted for Certain Items (Non-GAAP)	$2,431	$3,114	$12,036	$12,808	$30,389

OTHER *
Sales (GAAP)	$273,461	$251,397	$257,588	$305,920	$1,088,366
Gross Profit (GAAP)	71,535	63,501	63,878	73,783	272,697
Gross Margin (GAAP)	26.16%	25.26%	24.80%	24.12%	25.06%
Operating expenses (GAAP)	$61,200	$57,783	$57,502	$60,364	$236,849
Operating income (loss) (GAAP)	10,335	5,718	6,376	13,419	35,848
CORPORATE
Gross Profit (GAAP)	$(2,808)	$(5,067)	$(9,740)	$7,061	$(10,554)
Operating expenses (GAAP)	$213,706	$221,255	$204,694	$200,506	$840,161
Impact of restructuring and transformational project costs (5)	(34,177)	(53,417)	(39,338)	(42,906)	(169,838)
Impact of acquisition-related costs (6)	(737)	(61)	(20)	(484)	(1,302)

Operating expenses adjusted for Certain Items (Non-GAAP)	$178,792	$167,777	$165,336	$157,116	$669,021

Operating loss (GAAP)	$(216,514)	$(226,322)	$(214,434)	$(193,445)	$(850,715)
Impact of restructuring and transformational project costs (5)	34,177	53,417	39,338	42,906	169,838
Impact of acquisition-related costs (6)	737	61	20	484	1,302

Operating loss adjusted for Certain Items (Non-GAAP)	$(181,600)	$(172,844)	$(175,076)	$(150,055)	$(679,575)

TOTAL SYSCO
Sales (GAAP)	$15,215,279	$14,765,707	$14,658,074	$15,474,862	$60,113,922
Gross Profit (GAAP)	2,903,785	2,771,712	2,754,298	2,979,192	11,408,987
Gross Margin (GAAP)	19.08%	18.77%	18.79%	19.25%	18.98%
Operating expenses (GAAP)	$2,275,645	$2,319,817	$2,224,713	$2,258,662	$9,078,837
Impact of restructuring and transformational project costs (1)(2)(4)(5)	(40,904)	(134,437)	(72,206)	(77,753)	(325,300)
Impact of acquisition-related costs (3)(6)	(22,636)	(17,008)	(18,399)	(19,789)	(77,832)

Operating expenses adjusted for Certain Items (Non-GAAP)	$2,212,105	$2,168,372	$2,134,108	$2,161,120	$8,675,705

Operating income (GAAP)	$628,140	$451,895	$529,585	$720,530	$2,330,150
Impact of restructuring and transformational project costs (1)(2)(4)(5)	$40,904	$134,437	$72,206	$77,753	$325,300
Impact of acquisition-related costs (3)(6)	22,636	17,008	18,399	19,789	77,832

Operating income adjusted for Certain Items (Non-GAAP)	$691,680	$603,340	$620,190	$818,072	$2,733,282

*	Segment has no applicable Certain items
(1)	Includes charges related to business transformation projects.
(2)	Includes restructuring charges in France and other restructuring, severance and facility closure costs in Europe and Canada.
(3)	Includes intangible amortization expense from the Brakes Acquisition.
(4)	Includes charges related to facility closures and other restructuring charges.
(5)

Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy, including accelerated depreciation on software that was being replaced, and severance charges related to restructuring.

(6)	Includes integration costs from the Brakes Acquisition.

Sysco Corporation and its Consolidated Subsidiaries

Segment Results

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items on Applicable Segments

(Dollars in Thousands)

	As Reclassified				As Reclassified
	13-Week Period Ended				52-Week Period Ended
	Sep. 30, 2017	Dec. 30, 2017	Mar. 31, 2018	Jun. 30, 2018	Jun. 30, 2018
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$9,848,942	$9,681,225	$9,704,495	$10,407,601	$39,642,263
Gross Profit (GAAP)	1,986,283	1,915,466	1,911,704	2,086,823	7,900,276
Gross Margin (GAAP)	20.17%	19.79%	19.70%	20.05%	19.93%
Operating expenses (GAAP)	$1,256,265	$1,251,004	$1,264,674	$1,268,521	$5,040,464
Impact of MEPP charge	—	—	(1,700)	—	(1,700)

Operating expenses adjusted for Certain Items (Non-GAAP)	$1,256,265	$1,251,004	$1,262,974	$1,268,521	$5,038,764

Operating income (GAAP)	$730,018	$664,462	$647,030	$818,302	$2,859,812
Impact of MEPP charge	—	—	1,700	—	1,700

Operating income adjusted for Certain Items (Non-GAAP)	$730,018	$664,462	$648,730	$818,302	$2,861,512

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$2,903,255	$2,869,043	$2,799,251	$2,947,016	$11,518,565
Gross Profit (GAAP)	615,103	599,647	583,226	638,992	2,436,968
Gross Margin (GAAP)	21.19%	20.90%	20.84%	21.68%	21.16%
Operating expenses (GAAP)	$538,299	$547,053	$563,750	$594,002	$2,243,104
Impact of restructuring costs (1)	(3,898)	(5,602)	(3,552)	(23,615)	(36,667)
Impact of acquisition-related costs (2)	(14,514)	(20,809)	(21,679)	(33,002)	(90,004)

Operating expenses adjusted for Certain Items (Non-GAAP)	$519,887	$520,642	$538,519	$537,385	$2,116,433

Operating income (GAAP)	$76,804	$52,594	$19,476	$44,990	$193,864
Impact of restructuring costs (1)	3,898	5,602	3,552	23,615	36,667
Impact of acquisition-related costs (2)	14,514	20,809	21,679	33,002	90,004

Operating income adjusted for Certain Items (Non-GAAP)	$95,216	$79,005	$44,707	$101,607	$320,535

SYGMA *
Sales (GAAP)	$1,640,671	$1,633,145	$1,605,753	$1,677,464	$6,557,033
Gross Profit (GAAP)	125,607	122,760	127,074	135,837	511,278
Gross Margin (GAAP)	7.66%	7.52%	7.91%	8.10%	7.80%
Operating expenses (GAAP)	$120,762	$119,407	$122,597	$124,194	$486,960
Operating income (GAAP)	4,845	3,353	4,477	11,643	24,318
OTHER *
Sales (GAAP)	$257,556	$228,077	$240,005	$283,825	$1,009,463
Gross Profit (GAAP)	67,827	61,697	64,524	69,315	263,363
Gross Margin (GAAP)	26.33%	27.05%	26.88%	24.42%	26.09%
Operating expenses (GAAP)	$60,895	$55,517	$55,563	$51,903	$223,878
Operating income (loss) (GAAP)	6,932	6,180	8,961	17,412	39,485
CORPORATE
Gross Profit (GAAP)	$1,152	$(184)	$(10,900)	$(14,258)	$(26,494)

Operating expenses (GAAP)	$198,082	$197,853	$186,841	$194,153	$776,929
Impact of restructuring costs (3)	(15,154)	(15,775)	(19,229)	(22,699)	(72,857)
Impact of acquisition-related costs (4)	(5,232)	(4,990)	(3,682)	(4,228)	(18,132)

Operating expenses adjusted for Certain Items (Non-GAAP)	$177,696	$177,088	$163,930	$167,226	$685,940

Operating loss (GAAP)	$(199,234)	$(198,037)	$(197,741)	$(208,411)	$(803,423)
Impact of restructuring costs (3)	15,154	15,775	19,229	22,699	72,857
Impact of acquisition-related costs (4)	5,232	4,990	3,682	4,228	18,132

Operating loss adjusted for Certain Items (Non-GAAP)	$(178,848)	$(177,272)	$(174,830)	$(181,484)	$(712,434)

TOTAL SYSCO
Sales (GAAP)	$14,650,424	$14,411,490	$14,349,504	$15,315,906	$58,727,324
Gross Profit (GAAP)	2,793,668	2,699,386	2,675,628	2,916,709	11,085,391
Gross Margin (GAAP)	19.07%	18.73%	18.65%	19.04%	18.88%
Operating expenses (GAAP)	$2,174,303	$2,170,834	$2,193,425	$2,232,773	$8,771,335
Impact of MEPP charge	—	—	(1,700)	—	(1,700)
Impact of restructuring costs (1)(3)	(19,053)	(21,377)	(22,781)	(46,313)	(109,524)
Impact of acquisition-related costs (2)(4)	(19,745)	(25,799)	(25,361)	(37,231)	(108,136)

Operating expenses adjusted for Certain Items (Non-GAAP)	$2,135,505	$2,123,658	$2,143,583	$2,149,229	$8,551,975

Operating income (GAAP)	$619,365	$528,552	$482,203	$683,936	$2,314,056
Impact of MEPP charge	—	—	1,700	—	1,700
Impact of restructuring and transformational project costs (1)(3)	19,053	21,377	22,781	46,313	109,524
Impact of acquisition-related costs (2)(4)	19,745	25,799	25,361	37,231	108,136

Operating income adjusted for Certain Items (Non-GAAP)	$658,163	$575,728	$532,045	$767,480	$2,533,416

*	Segment has no applicable Certain items
(1)	Includes Brakes Acquisition-related restructuring charges, facility closure charges and other severance charges related to restructuring.
(2)

Includes intangible amortization expense from the Brakes Acquisition, which is included in the results of Sysco Europe and integration costs, and a write-off for an intangible asset due to restructuring in France.

(3)

Fiscal 2018 includes business technology transformation initiative costs, professional fees on three-year financial objectives, severance charges related to restructuring, costs to convert to legacy systems in conjunction with our revised business technology strategy and facility closure charges.

(4)	Includes integration costs from the Brakes Acquisition.